Exhibit 99.1

Paperweight Development Corp. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Financial Information

The following unaudited pro forma condensed consolidated balance sheet as of April 4, 2010 and the unaudited pro forma condensed consolidated statements of operations for the three months ended April 4, 2010 and the three years ended January 2, 2010 give effect to the sale (the "Divestiture") by Appleton Papers Inc. of all outstanding stock of American Plastics Company, Inc. and New England Extrusion Inc. (collectively referred to as "Performance Packaging") to NEX Performance Films Inc., pursuant to the terms of the Stock Purchase Agreement, dated July 2, 2010. The unaudited pro forma condensed consolidated balance sheet assumes that the Divestiture occurred as of the balance sheet date (April 4, 2010). The unaudited pro forma condensed consolidated statements of operations assume that the Divestiture occurred as of the beginning of the earliest period presented (December 31, 2006). The pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements and related notes thereto of Paperweight Development Corp. and Subsidiaries (the "Company") contained in its Annual Report on Form 10-K for the year ended January 2, 2010 and the unaudited financial statements contained in its Quarterly Report on Form 10-Q for the quarter ended April 4, 2010.

The pro forma condensed consolidated financial information is presented for informational purposes only. It includes various estimates and is not necessarily indicative of the Company's financial results had the Divestiture actually occurred on the dates assumed nor is it necessarily indicative of the Company's future results of operations.

PAPERWEIGHT DEVELOPMENT CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of April 4, 2010

(dollars in thousands, except share data)

	Historical	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$3,238	$15,992	(a)	$19,230
Accounts receivable, net	111,977	(11,501)	(b)	100,476
Inventories	129,635	(10,881)	(b)	118,754
Other current assets	54,529	2,000	(a)	56,529
Total current assets	299,379	(4,390)		294,989

Property, plant and equipment, net	395,602	(20,126)	(b)	375,476
Intangible assets, net	69,767	(19,570)	(b)	50,197
Other assets	41,655	(3)	(b)	41,652

Total assets	$806,403	$(44,089)		$762,314

LIABILITIES, REDEEMABLE COMMON STOCK, ACCUMULATED DEFICIT AND ACCUMULATED OTHER COMPREHENSIVE LOSS
Current liabilities
Current portion of long-term debt	$3,789			$3,789
Accounts payable	51,933	(6,014)	(b)	45,919
Accrued interest	12,218			12,218
Other accrued liabilities	88,384	(945)	(b)	87,439
Total current liabilities	156,324	(6,959)		149,365

Long-term debt	583,325	(38,493)	(a)	544,832
Postretirement benefits other than pension	50,598			50,598
Accrued pension	102,343			102,343
Other long-term liabilities	20,138			20,138
Commitments and contingencies	-			-
Redeemable common stock, $0.01 par value, shares authorized: 30,000,000, shares issued and outstanding: 10,095,253	120,320			120,320
Accumulated deficit	(127,383)	1,363	(c)	(126,020)
Accumulated other comprehensive loss	(99,262)			(99,262)
Total liabilities, redeemable common stock, accumulated deficit and accumulated other comprehensive loss	$806,403	$(44,089)		$762,314

See accompanying notes to unaudited pro forma condensed consolidated financial statements

PAPERWEIGHT DEVELOPMENT CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Three Months Ended April 4, 2010

(dollars in thousands)

	Historical	Pro Forma Adjustments		Pro Forma
Net sales	$232,168	$(22,159)	(d)	$210,009

Cost of sales	188,418	(18,217)	(d)	170,201

Gross profit	43,750	(3,942)		39,808

Selling, general and administrative expenses	37,191	(2,378)	(d)	34,813
Environmental expense insurance recovery	(8,181)	-		(8,181)

Operating income (loss)	14,740	(1,564)		13,176

Other expense (income)
Interest expense	16,922	(721)	(e)	16,201
Debt extinguishment expense, net	5,532	-		5,532
Interest income	(10)	-		(10)
Foreign exchange gain	(263)	-		(263)

Loss before income taxes	(7,441)	(843)		(8,284)

Benefit for income taxes	(79)	(12)	(d)	(91)
Loss from continuing operations	$(7,362)	$(831)		$(8,193)

See accompanying notes to unaudited pro forma condensed consolidated financial statements

PAPERWEIGHT DEVELOPMENT CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended January 2, 2010

(dollars in thousands)

	Historical	Pro Forma Adjustments		Pro Forma
Net sales	$862,140	$(72,506)	(d)	$789,634

Cost of sales	684,261	(60,795)	(d)	623,466

Gross profit	177,879	(11,711)		166,168

Selling, general and administrative expenses	139,563	(8,433)	(d)	131,130
Goodwill impairment	6,341	(6,341)	(d)	-

Operating income	31,975	3,063		35,038

Other expense (income)
Interest expense	51,291	-		51,291
Debt extinguishment income, net	(42,602)	-		(42,602)
Interest income	(402)	-		(402)
Foreign exchange gain	(958)	-		(958)
Other income	(820)	-		(820)

Income before income taxes	25,466	3,063		28,529

Provision (benefit) for income taxes	334	(1)	(d)	333
Income from continuing operations	$25,132	$3,064		$28,196

See accompanying notes to unaudited pro forma condensed consolidated financial statements

PAPERWEIGHT DEVELOPMENT CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended January 3, 2009

(dollars in thousands)

	Historical	Pro Forma Adjustments		Pro Forma
Net sales	$967,169	$(78,489)	(d)	$888,680

Cost of sales	780,440	(66,376)	(d)	714,064

Gross profit	186,729	(12,113)		174,616

Selling, general and administrative expenses	169,622	(8,907)	(d)	160,715
Goodwill impairment	39,645	(30,790)	(d)	8,855
Restructuring and other charges	2,578	-		2,578

Operating (loss) income	(25,116)	27,584		2,468

Other expense (income)
Interest expense	54,267	-		54,267
Debt extinguishment income, net	(11,598)	-		(11,598)
Interest income	(1,071)	-		(1,071)
Litigation settlement, net	(22,274)	-		(22,274)
Foreign exchange loss	4,523	-		4,523
Other expense	1,538	-		1,538

Loss before income taxes	(50,501)	27,584		(22,917)

Benefit for income taxes	(268)	(49)	(d)	(317)
Loss from continuing operations	$(50,233)	$27,633		$(22,600)

See accompanying notes to unaudited pro forma condensed consolidated financial statements

PAPERWEIGHT DEVELOPMENT CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 29, 2007

(dollars in thousands)

	Historical	Pro Forma Adjustments		Pro Forma
Net sales	$965,094	$(72,618)	(d)	$892,476

Cost of sales	733,738	(58,961)	(d)	674,777

Gross profit	231,356	(13,657)		217,699

Selling, general and administrative expenses	179,129	(9,564)	(d)	169,565
Restructuring and other charges	1,445	(180)	(d)	1,265

Operating income	50,782	(3,913)		46,869

Other expense (income)
Interest expense	48,351	-		48,351
Debt extinguishment expense, net	1,572	-		1,572
Interest income	(2,476)	-		(2,476)
Foreign exchange gain	(1,112)	-		(1,112)

Income before income taxes	4,447	(3,913)		534

Provision (benefit) for income taxes	253	(22)	(d)	231
Income from continuing operations	$4,194	$(3,891)		$303

See accompanying notes to unaudited pro forma condensed consolidated financial statements

PAPERWEIGHT DEVELOPMENT CORP. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated balance sheet assumes that the Divestiture occurred as of the balance sheet date (April 4, 2010) and reflects the following adjustments (in thousands):

(a) - Adjustment to record net cash proceeds that Appleton Papers Inc. would have received based on an assumed closing date of April 4, 2010. The gross sales price of $58 million, reflected in the Stock Purchase Agreement, was subject to a $2 million escrow payable in one year. The net cash proceeds were also adjusted by the transaction costs directly related to the Divestiture. The pro forma balance sheet assumes Appleton Papers Inc. used a portion of the net cash proceeds to retire its revolving credit facility.

Net cash proceeds:
Gross sales price per Stock Purchase Agreement	$58,000
Less: Transaction costs	(1,515)
Assumed net cash proceeds	56,485
Retire revolving credit facility	(38,493)
17,992
Cash per Escrow Agreement	(2,000)
Remaining amount held in cash and cash equivalents	$15,992

(b) - Elimination of carrying values of assets and liabilities included in the Divestiture.

(c) – Represents the impact on Accumulated Deficit of the gain on Divestiture calculated as follows:

Net cash proceeds (note (a) above)	$56,485
Less: carrying value of assets and liabilities removed with Divestiture	(55,122)
Pro forma gain from Divestiture	$1,363

The unaudited pro forma condensed consolidated statements of operations assume that the Divestiture occurred as of the beginning of the earliest period presented (December 31, 2006) and reflects the following adjustments:

(d) - Adjustment to remove operating results of the Performance Packaging business related to the Divestiture.

(e) - Adjustment to remove historical interest expense from the Company's revolving credit facility. The pro forma financial statements assume the Company used a portion of the proceeds from the Divestiture to retire outstanding borrowings under the revolving credit facility.

The unaudited pro forma condensed consolidated statements of operations do not give effect to the pro forma gain from Divestiture, as this is a nonrecurring item that will have no continuing impact on income.